Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma condensed combined statement of operations of Talos Energy Inc. (“Talos Energy”) presents the combination of the historical financial information of Talos Energy, Talos Energy LLC and Stone Energy Corporation (“Stone Energy”) adjusted to give effect to the transactions described below (collectively, the “transactions” or the “business combination”) that were consummated in connection with the closing of the transactions contemplated by that certain Transaction Agreement, dated as of November 21, 2017 (the “Transaction Agreement”), among Talos Energy, Stone Energy, Sailfish Merger Sub Corporation, Talos Energy LLC and Talos Production LLC (“Talos Production”). The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 combines the historical consolidated statement of operations of Talos Energy for the six months ended June 30, 2018, which reflects the historical financial results of Talos Energy LLC from January 1, 2018 to May 9, 2018 and of Talos Energy from May 10, 2018 to June 30, 2018, and Stone Energy for the period from January 1, 2018 to May 9, 2018, giving effect to the transactions as if they had been consummated on January 1, 2018.

On May 10, 2018 (the “Closing Date”), a series of transactions contemplated by the Transaction Agreement were consummated (the “Closing”), including (i) the merger of an indirect, wholly owned subsidiary of Stone Energy with and into Stone Energy, with Stone Energy surviving the merger as a direct wholly owned subsidiary of Talos Energy, (ii) the contribution of 100% of the equity interests in Talos Production to Talos Energy in exchange for shares of Talos Energy common stock, (iii) the contribution of $102 million in aggregate principal amount of 9.75% senior notes due July 5, 2022 (“2022 Senior Notes”) issued by Talos Production and Talos Production Finance Inc. (collectively, the “Talos Issuers”) to Talos Energy by entities controlled by or affiliated with Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I (collectively, the“Apollo Funds”), and Riverstone Energy Partners V, L.P. (collectively, the “Riverstone Funds”) in exchange for shares of Talos Energy common stock (the “Sponsor Debt Exchange”), (iv) the exchange of the 11% senior secured second-priority bridge loans due April 3, 2022 issued by the Talos Issuers (the “Bridge Loans”) for newly issued 11% second lien notes of the Talos Issuers (the “New Second Lien Notes”), and (v) the exchange of 7.50% senior secured notes due 2022 issued by Stone Energy (“2022 Secured Notes”) for New Second Lien Notes. Each stockholder of Stone Energy received one share of Talos Energy common stock for each share of Stone Energy common stock. Immediately after the Closing of the transactions, holders of Stone Energy common stock immediately prior to the Closing held 37% of the outstanding Talos Energy common stock and Talos Energy LLC stakeholders held 63% of the outstanding Talos Energy common stock.

The accompanying unaudited pro forma condensed combined statement of operations were derived by making certain adjustments to the historical statements of operations listed above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations and related notes are presented for illustrative purposes only and should not be relied upon as an indication of operating results that Talos Energy would have achieved if the transactions had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statements and should not be relied on as an indication of the future results of Talos Energy.

Talos Energy Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2018

(In thousands, except per share amounts)

	Talos Energy Inc. Historical	Stone Energy Historical	Stone Energy Business Combination		Exchange Agreement		Pro Forma Combined
			Note 2		Note 2
Revenues:
Oil revenue	$307,854	$110,198	$—		$—		$418,052
Natural gas revenue	29,171	7,206	—		—		36,377
NGL revenue	12,731	4,492	—		—		17,223

Total revenue	349,756	121,896	—		—		471,652

Operating expenses:
Direct lease operating expense	58,975	14,222	—		—		73,197
Insurance	6,934	2,492	—		—		9,426
Production taxes and other	955	(2,130)	—		—		(1,175)

Total lease operating expense	66,864	14,584	—		—		81,448
Workover / maintenance expense	24,619	6,550	—		—		31,169
Depreciation, depletion and amortization	116,766	29,215	1,828	(a)	—		147,809
Accretion expense	14,252	6,238	3,696	(b)	—		24,186
General and administrative expense	39,460	25,101	(31,272	) (c)	—		33,289

Total operating expenses	261,961	81,688	(25,748)		—		317,901

Operating income	87,795	40,208	25,748		—		153,751

Interest expense	(41,420)	(4,914)	—		7,754	(e)	(38,580)
Price risk management activities expense	(143,152)	(24,213)	—		—		(167,365)
Other income	(1,078)	2,061	—		—		983

Income (loss) before income taxes	(97,855)	13,142	25,748		7,754		(51,211)

Income tax expense (benefit)	—	—	—	(d)	—		—

Net income (loss)	$(97,855)	$13,142	$25,748		$7,754		$(51,211)

Basic income (loss) per share	$(1.81)						$(0.95)
Diluted income (loss) per share	$(1.81)						$(0.95)
Average shares outstanding	54,156						54,156
Average shares outstanding assuming dilution	54,156						54,156

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

Note 1—Basis of Presentation

Overview

The unaudited pro forma condensed combined statement of operations of Talos Energy presents the combination of the historical statement of operations of Talos Energy (including Talos Energy LLC from January 1, 2018 to May 9, 2018) and Stone Energy adjusted to give effect to the transactions. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 combines the historical consolidated statements of operations of Talos Energy for the six months ended June 30, 2018, which reflects the historical financial results of Talos Energy LLC from January 1, 2018 to May 9, 2018 and of Talos Energy from May 10, 2018 to June 30, 2018, and Stone Energy for the period from January 1, 2018 to May 9, 2018, giving effect to the transactions as if they had been consummated on January 1, 2018. The transactions and other adjustments are described in Note 2—Pro Forma Adjustments and Assumptions to the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with (i) Stone Energy’s historical condensed consolidated financial statements and related notes for the three months ended March 31, 2018, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this Current Report on Form 8-K, (ii) Talos Energy LLC’s historical condensed consolidated financial statements and related notes for the three months ended March 31, 2018, contained in the Current Report on Form 8-K filed by Talos Energy with the Securities and Exchange Commission on May 18, 2018 and (iii) Talos Energy’s historical condensed consolidated financial statements and related notes for the six months ended June 30, 2018, which will be included in Talos Energy’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. Certain reclassifications have been made to the Stone Energy historical financial statements to reflect the comparability of financial information.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Current Report on Form 8-K and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed combined statement of operations does not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the unauditied pro forma condensed combined statement of operations does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses or costs incurred prior to, or concurrent with, Closing of the transactions are not included in the unaudited pro forma condensed combined statements of operations.

Note 2—Pro Forma Adjustments and Assumptions

The following adjustments and assumptions were made in the preparation of the unaudited pro forma condensed combined statement of operations:

(a)	Reflects changes in depletion that would have been recorded with respect to the allocated fair values attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the Closing of the transactions. The pro forma depletion rates for the six months ended June 30, 2018 were estimated using the proved property amounts and estimates of reserves at June 30, 2018, adjusted for actual production. The pro forma depletion rates were applied to production volumes for the respective periods.

(b)	Reflects the pro forma adjustment to accretion expense on the combined asset retirement obligation calculated using Talos Energy’s credit-adjusted risk-free interest rate.

(c)	Reflects the elimination of direct, incremental costs of the transactions, which are reflected in the historical financial statements of Talos Energy (including Talos Energy LLC) and Stone Energy during the six months ended June 30, 2018.

(d)	Reflects a net impact of zero related to the acquired deferred taxes associated with the business combination on the pro forma adjustments described herein, based on a blended federal and state statutory income tax rate of 21%. Based upon all available evidence, it is more likely than not that the deferred tax assets will not be realized. As such, a valuation allowance is recorded to reduce the combined deferred tax asset balance to zero. The change in tax status is reflected in the unaudited pro forma condensed combined statement of operations. The overall impact is zero.

(e)

Reflects a decrease in interest expense associated with (i) the Sponsor Debt Exchange whereby the Apollo Funds and the Riverstone Funds contributed $102 million in aggregate principal amount of their 2022 Senior Notes to Talos Energy for shares of Talos Energy common stock, (ii) accrued interest associated with the 2022 Senior Notes, (iii) the $109 million reduction in the outstanding borrowings on the pro forma revolving line of credit after giving effect to the Closing of the transactions, partially offset by (iv) the increase in coupon for the exchanged 2022 Secured Notes and (v) impact of aligning the interest expense capitalization policy. The following table separately quantifies each adjustment made to interest expense presented in the unaudited pro forma financial condensed combined statements (in thousands):

Contribution of 2022 Senior Notes (i)	$(6,482)
Accrued Interest from 2022 Senior Notes(ii)	(3,582)
Revolving line of credit (iii)	(2,361)
Change in Stone Energy 2022 secured notes coupon rate (iv)	2,667
Alignment of capitalized interest accounting policy (v)	2,004

Interest expense pro forma adjustment	$(7,754)

Interest on borrowings under the pro forma revolving line of credit is based on a current rate of 5.34%. These borrowings bear interest at variable rates and are subject to interest rate risk. A 1/8% change to the interest rate would result in a change in interest expense related to variable rate financing of $0.2 million for the six months ended June 30, 2018.